Exhibit 23.1

Stan J.H. Lee, CPA
2160 North Central Rd Suite 203 t Fort Lee t NJ 07024
794 Broadway t Chula Vista t CA 91910
619-623-7799 t Fax 619-564-3408 t stan2u@gmail.com

To Whom It May Concern:

The firm of Stan J.H. Lee, Certified Public Accountants, consents to the use in this Registration Statement on Form S-1/A (Amendment No. 1) of our firm’s audit report dated 2 July 2008 except as to the revised disclosure in note 2 to the financial statements, which is dated 16 December 2008, relating to the audited financial statements of Baeta Corp. as of December 31, 2007 and for the period beginning August 14, 2007 (date of inception) to December 31, 2007 in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

 Very truly yours,

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA
February 10, 2009
Chula Vista, CA 91910

Stan J.H. Lee, CPA
2160 North Central Rd Suite 203 t Fort Lee t NJ 07024
794 Broadway t Chula Vista t CA 91910
619-623-7799 t Fax 619-564-3408 t stan2u@gmail.com

To Whom It May Concern:

The firm of Stan J.H. Lee, Certified Public Accountants, consents to the inclusion of our report of 10 December 2008, on the reviewed financial statements of Baeta Corp. as of September 30, 2008 and for the period then ended  in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Very truly yours,

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA
February 10, 2009
Chula Vista, CA 91910